EMPLOYEE INVESTMENT PLAN OF
                               LEVI STRAUSS & CO.


                                   AMENDMENTS


         WHEREAS, LEVI STRAUSS & CO.("LS&CO.") maintains the Employee Investment Plan of Levi Strauss & Co. (the "EIP"); and

         WHEREAS, Section 18 of the EIP provides that LS&CO. may amend the EIP at any time and for any reason; and

         WHEREAS, LS&CO. desires to amend the EIP effective April 3, 2000 to eliminate the one year service requirement for employee contributions; and

         WHEREAS, by resolutions duly adopted on April 23, 1996, the Board of Directors of LS&CO. authorized Robert D. Haas, Chairman of the Board, to adopt certain amendments to the EIP and to delegate to certain other officers of LS&CO. the authority to adopt certain amendments to the EIP; and

         WHEREAS, on December 2, 1996, Robert D. Haas delegated to Donna J. Goya, Senior Vice President for Global Human Resources, the authority to amend the EIP, subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

         WHEREOF, the amendments herein are within such limits to the delegated authority of Donna J. Goya;

         NOW, THEREFORE, the EIP is hereby amended as follows, effective as of the dates set forth below:

1.       Effective as of April 3, 2000, the second to last sentence of Section
         2.66 of the EIP is hereby amended to read as follows:

                  "All Service will be aggregated, whether or not such Service is performed consecutively, and every partial month will be deemed to be one full month of Service, except that only full calendar months will be taken into account for purposes of eligibility for (a) becoming a Member under Section 3.1 and, (b) the Matching Contribution under
         Section 5.1."

2. Effective as of April 3, 2000, Section 3.1 of the EIP is hereby amended in its entirety to read as follows:

                  "3.1 Commencement of Membership. Each Employee who was a Member in the Plan on the Effective Date will continue to be a Member. Prior to April 3, 2000, each Employee who was not a Member in the Plan

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         on the Effective  Date,  will become a Member in the Plan on the first day of the pay period coinciding with or next following the day on which he or she completes a Year of Service. Effective as of April 3, 2000, each Employee will become a Member in the Plan on the first day of the pay period coinciding with or next following the date such Employees performs one Hour of Service. Upon becoming a Member, an Employee will designate a Beneficiary under Section 2.8 and Section 14."

3. Effective as of April 3, 2000, the first sentence of Section 5.1 of the EIP is hereby amended to read as follows:

                  "Except as provided below, for each period (an "Accumulated Period") during a Plan Year with respect to the pay period coinciding with or next following the day on which a Member completes a Year of Service, the Company will make a Matching Contribution to the Plan in an amount equal to 50% of each Member's Contributions for the Accumulation Period."

                                      * * *

         IN WITNESS WHEREOF, the undersigned has set her hand hereunto, on March ____, 2000.

                                               LEVI STRAUSS & CO.



                                               ---------------------------------
                                               Donna J. Goya
                                               Senior Vice President